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                                                            Exhibit 10.35

                       ADDENDUM AND AMENDMENT NO. 2 TO
                      DISTRIBUTION AND SERVICES AGREEMENT

     This Addendum and Amendment to Distribution and Services Agreement is entered into as of this 21st day of May 1997 by and between Biogen, Inc., through its offices located at 701 Green Valley Road, Suite 308, Greensboro, NC 27408 ("Biogen"), and Nova Factor, Inc., with principal offices located at 1620 Century Center Parkway, Suite 109, Memphis, TN 38134 ("Nova Factor").

     WHEREAS, Biogen has appointed Nova Factor as a preferred distributor of Biogen's AVONEX-Registered Trademark- (Interferon beta - 1a) under the terms of a Distribution and Services Agreement between the parties dated as of November 1, 1995, as amended by Amendment No. 1 to Distribution and Services Agreement, dated as of May 17, 1996, (the "Distribution Agreement");

     WHEREAS, under the Distribution Agreement, Nova Factor has agreed to provide reimbursement assistance and other customer services to end-users of AVONEX-Registered Trademark- and to provide data reporting and other services to Biogen;

     WHEREAS, as additional services under the Distribution Agreement, Biogen desires Nova Factor (i) to supply replacement components purchased by Nova Factor to all end-users (whether or not customers of Nova Factor) who have a need for such replacement components, as determined by a qualified Nova Factor pharmacist and as approved by a Biogen customer support specialist,
(ii) to supply Alliance Kits, as defined below, to participants in Biogen's Alliance Program, and (iii) at Biogen's request, to supply Product, as defined in the Distribution Agreement, to physicians for investigational use under investigator-sponsored INDs approved by Biogen, and Nova Factor is willing to provide such additional services to Biogen on the terms and conditions set forth in this Addendum;

     WHEREAS, in addition to providing for additional services, the parties desire to include in this Addendum an amendment to the Distribution Agreement to reflect a new arrangement regarding the fee paid to Nova Factor for supplying replacement Product to end-users;

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

I    DEFINITIONS.

     The capitalized terms used in this Addendum that are defined in the Distribution Agreement shall have the meanings assigned to such terms in the Distribution Agreement. In addition, the following terms shall have the following meanings:

1.1 "Additional Services" shall mean the services to be provided by Nova Factor under this Addendum.


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1.2  "Alliance Kit" shall mean a plastic ziplock bag containing five syringes, five MicroPins-Registered Trademark- and five needles intended for use with Product.

1.3 "Alliance Program" shall mean a program established by Biogen to provide educational information and materials to persons using Product.

1.4 "Alliance Program Participant" shall mean an end-user of Product who has enrolled in the Alliance Program.

1.5  "Emergency Shipment" shall have the meaning set forth in Section 2.2.

1.6 "Investigator" shall mean a physician who, with the consent of Biogen, has filed and will be conducting research under an investigator-sponsored IND for investigational use of Product.

1.7 "IND" shall mean an Investigational New Drug application filed with the FDA.

1.8 "Replacement Components" shall mean diluent, syringes, MicroPins-Registered Trademark- and needles intended for use with Product.

1.9  "Service Report" shall have the meaning set forth in Section 5.1.

1.10 "Specifications" shall mean the specifications for Replacement Components provided to Nova Factor by Biogen, as updated by Biogen from time to time.

2.   SUPPLY OF MISCELLANEOUS REPLACEMENT COMPONENTS.

2.1 As additional services under the Distribution Agreement, Nova Factor shall, under the terms of this Addendum, act as a supplier of Replacement Components to end-users of Product (whether or not the end-users are Nova Factor customers) who have requested Replacement Components and whose requests have been approved by a Biogen customer support specialist. Approval from a Biogen customer support specialist for Nova Factor to supply Replacement Components shall be in the form of the transfer of the telephone call from the end-user on Biogen's customer support line to Nova Factor followed by same-day written confirmation from the Biogen customer support specialist. Upon receipt of a request from an end-user for Replacement Components, Nova Factor shall, using a qualified Nova Factor pharmacist, determine whether the supply of Replacement Components under the circumstances set forth by the end-user is appropriate and allowable, without a prescription, under applicable law. If Nova Factor determines that the supply of Replacement Components is appropriate and allowable, without a prescription, under applicable law, Nova Factor shall supply the approved quantity and type of Replacement Components from its inventory of Replacement Components to the end-user at the end-user's home, other residence, office or similar location, as designated by the end-user. In the event Nova Factor determines that a prescription is required for the supply of Replacement Components to an end-user, Nova Factor shall use reasonable efforts to obtain the prescription from the end-

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     user's physician within twenty-four (24) hours of the request. If Nova
     Factor, having used reasonable efforts, is unable to obtain a prescription from the end-user's physician within five (5) business days of receipt of the request for Replacement Components or if Nova Factor otherwise determines that the supply of Replacement Components to an end-user is not appropriate, Nova Factor shall notify a Biogen customer support specialist.

2.2 Nova Factor shall ship Replacement Components to end-users via third-class mail unless the end-user requires an emergency supply in which case Nova Factor shall ship the Replacement Components via Federal Express standard overnight delivery service or another mutually agreed to overnight carrier (an "Emergency Shipment"). Nova Factor shall ship Replacement Components within twenty-four (24) hours of receipt of the request, unless Nova Factor determines that a prescription is required in which case Nova Factor shall ship Replacement Components within twenty-four
     (24) hours of receipt of the applicable prescription. Nova Factor shall package Replacement Components in accordance with industry standards, and shall include in the package a Nova Factor pharmacy label. If Replacement Components are not received by the intended recipient, Nova Factor shall use reasonable efforts to track and retrieve the missing shipment.

2.3 Nova Factor shall purchase and store the Replacement Components that it supplies to end-users under this Section 2, at Nova Factor's cost. In fulfilling its supply obligation under this Section 2, Nova Factor shall use only those Replacement Components that conform to the Specifications. Nova Factor shall perform appropriate quality control testing to confirm that Replacement Components conform to Specifications, including but not limited to (i) inspection of incoming inventory shipments to verify conformance of Replacement Components to Specifications, (ii) documentation of such inspections and (iii) for each shipment to an end-user verification by a registered pharmacist or pharmacy technician acting under the direct supervision of a registered pharmacist that the Replacement Components being shipped are the Replacement Components that were requested and authorized.

2.4  The parties agree that, notwithstanding anything herein to the contrary,
     Section 9 of the Distribution Agreement, including the payment provisions of Section 9.7, shall no longer apply to the supply of replacement diluent, but rather replacement diluent shall be treated in the same manner as other Replacement Components under the terms of this Addendum.

3.   ALLIANCE PROGRAM

3.1 As further additional services under the Distribution Agreement, Nova Factor shall, under the terms of this Addendum, supply one Alliance Kit to each Alliance Program Participant who submits a completed Alliance Program voucher to Nova Factor. Nova Factor shall use its best efforts not to send more than one Alliance Kit to each Alliance Program Participant, and shall notify a Biogen customer support specialist promptly in the event an Alliance Program Participant submits more than one voucher. Nova Factor shall not ship Alliance Kits to any Alliance Program Participant in any state in which a prescription for any of the Replacement Components contained in the Alliance Kits is required without having first obtained the necessary prescription. In the event Nova Factor determines that a prescription

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     is required to supply an Alliance Kit to an Alliance Program
     Participant, Nova Factor shall use reasonable efforts to obtain a prescription from the end-user's physician within twenty-four (24) hours of receipt of the voucher. If Nova Factor, having used reasonable efforts, is unable to obtain a prescription from an end-user's physician within five
     (5) business days of receipt of the voucher, Nova Factor shall notify a Biogen customer support specialist.

3.2 Nova Factor shall ship Alliance Kits within two (2) business days of receipt of the applicable voucher, unless Nova Factor determines that a prescription is required in which case Nova Factor shall ship Alliance Kits within two (2) business days of receipt of the applicable prescription. Nova Factor shall send Alliance Kits via third class mail, unless otherwise agreed by the parties. Nova Factor shall package Alliance Kits in accordance with industry standards, and shall include on the Alliance Kit a Nova Factor pharmacy label.

3.3  Nova Factor shall purchase the Replacement Components used in the
     Alliance Kits and store the Alliance Kits, all at Nova Factor's cost. Prior to commencement of the Alliance Program by Biogen, Nova Factor shall have
     purchased *     of each Replacement Component contained in the Alliance Kit for use in the Alliance Kits (the "Initial Inventory"). At Nova Factor's request, in the event Nova Factor does not use the Initial Inventory by December 31, 1997, Biogen shall repurchase the unused portion of the
     Initial Inventory from Nova Factor, at a cost of $*    per repurchased
     Alliance Kit. In fulfilling its supply obligation under this Section 3, Nova Factor shall use in the Alliance Kits only those Replacement Components that conform to the Specifications. Nova Factor shall perform appropriate quality control testing to confirm that Replacement Components contained in the Alliance Kits conform to Specifications, including but not limited to (i) inspection of incoming inventory shipments to verify conformance of Replacement Components to Specifications, (ii) documentation of such inspections and (iii) for each shipment to an end-user verification by a registered pharmacist or a pharmacy technician acting under the direct supervision of a registered pharmacist that the Replacement Components contained in the Alliance Kit are as specified under this Addendum.

4.   PHYSICIAN INVESTIGATIVE USE

4.1 As further additional services under the Distribution Agreement, Nova Factor shall, upon receipt of written authorization from Biogen, supply Product from Nova Factor's inventory to Investigators. Nova Factor shall package and ship Product to the location specified by the Investigator in accordance with Section 4.2 of the Distribution Agreement for delivery within twenty-four (24) hours of receipt of the applicable authorization from Biogen. If the Investigator requests delivery of the Product to an end-user's home, Nova Factor shall obtain the necessary prescription from the physician. Product shall be supplied to Investigators under this Section at no cost to the Investigator.

4.2 For the initial shipment of Product to an Investigator under this Section, Nova Factor shall deliver one package of Product (a one month's supply). For the next shipment to the Investigator, Nova Factor shall deliver two (2) packages of Product (a two (2) months' supply). For the final order of Product to an Investigator under a Biogen authorization, Nova Factor shall deliver three (3) packages of Product (a three (3) months' supply). Nova

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.



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      Factor shall not deliver more than a total of six (6) packages (a six months' supply) of Product to any Investigator without further authorization from Biogen. Notwithstanding anything herein to the contrary, in no event shall Nova Factor ship Product to any Investigator in a quantity more than the Investigator ordered or otherwise specified or in a quantity more than Biogen authorized or otherwise approved.

5.    SERVICE REPORT.

5.1 At the end of each month, Nova Factor shall furnish to Biogen a report (the "Service Report") specifying *. The parties may change the format of the Service Report at any time upon mutual agreement. At Biogen's request, Nova Factor shall provide to Biogen weekly reports containing some or all of the information specified in this Section.

5.2 The information contained in the Service Report shall be maintained in the Database.

6.    PAYMENT.

6.1 In consideration of the Additional Services rendered by Nova Factor to Biogen under this Addendum, Biogen shall pay to Nova Factor the following fees:


      Type of Service                                      Fee

      Non-Emergency Shipment of Replacement Components     $*      per shipment
      Emergency Shipment of Replacement Components         $*      per shipment
      Shipment of Alliance Kits                            $*      per shipment
      Shipment of Product to Investigator                  $*    per unit of Product
                                                            shipped (four dose
                                                            package)


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.



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      Notwithstanding anything herein to the contrary, commencing with the first quarter in which Nova Factor *. Biogen shall not have any payment obligation with respect to any shipment of Product or Replacement Components that is not authorized by a Biogen customer support specialist or with respect to any shipment of an Alliance Kit that is sent other than pursuant to a completed Alliance Program voucher.

6.2 Nova Factor shall invoice Biogen at the end of each month for amounts due hereunder with respect to Additional Services shown on the Service Report for such month. All amounts due hereunder shall be payable by check to Nova Factor in United States funds. Payment by Biogen shall be due within thirty (30) days from the date of the invoice.

6.3 Within thirty (30) days of receipt of the Supply Report for any month, Biogen shall issue to Nova Factor a credit memo in an amount equal to the quantity of Product shipped during the month from Nova Factor's inventory under the terms of Section 4.1 of this Addendum multiplied by the applicable Credit Price for the month (as defined in the Distribution Agreement). Nova Factor may apply credits given under this Section against subsequnt purchases of Product under the Distribution Agreement. Credits may not be assigned or transferred by Nova Factor to a third party, and no cash payments shall be made on account of any credit. Nova Factor shall not unilaterally apply any credit against or make any deductions from payment due to Biogen without the prior written approval of Biogen. Credits shall be applied on a first-in, first-out basis.

6.4 Except as otherwise set forth herein, Nova Factor shall be responsible for all costs and expenses associated with fulfilling its obligations under this Agreement. In no event shall Nova Factor charge an end-user, insurance provider or any other third party for any Additional Services provided under this Addendum.

7.    TERMINATION.

      Biogen may terminate all or a portion of the Additional Services at any time upon thirty (30) days' prior written notice to Nova Factor without terminating the Distribution Agreement. Biogen's repurchase obligation under Section 3.3 of this Addendum with respect to unused Initial Inventory shall survive termination of the Additional Services.

8.    NOVA FACTOR COVENANTS

8.1   Nova Factor understands that Biogen's approval and transfer to Nova
      Factor of a request for Replacement Components or the submission of a voucher by an Alliance Program Participant shall not be deemed to replace, in whole or in part, the exercise by the Nova Factor pharmacist of his or her judgment under applicable pharmacy law as to whether the shipment of Replacement Components or Alliance Kits is permissible under applicable pharmacy laws.



* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.



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

8.2 Nova Factor shall be responsible for ensuring that the Additional Services are carried out in a manner consistent with applicable federal and state laws and regulations and relevant professional standards.

8.3 The Additional Services provided under this Addendum shall be deemed to be obligations of Nova Factor under the Distribution Agreement, and the terms of the Distribution Agreement shall apply to the Additional Services with the same force and effect as such terms are applied to the services origianlly specified in the Distribution Agreement.

9.    AMENDMENT TO DISTRIBUTION AGREEMENT.

9.1 Section 9.7 of the Distribution Agreement is amended to be and read in its entirety as follows:

            "9.7  (a)   In consideration of the services rendered by Nova
                  Factor to Biogen under this Section 9, Biogen shall pay to Nova Factor the followign fees (the "Shipment Fees"):

                  Service                      Fee
                  -------                      ---
                  Shipment of replacement      $*     per end-user per shipment
                  Product in accordance with
                  Section 9.4 to an end-user
                  who is not a Nova Factor
                  customer.

                  Shipment of replacement      $*     per end-user per shipment
                  Product in accordance with
                  Section 9.4 to an end-user
                  who is a Nova Factor
                  customer.

                  Shipment of Product to a     $*     per unit of Product
                  Program Participant in        shipped (four dose package)
                  accordance with Section
                  9.5.

                        Notwithstanding anything herein to the contrary,
                  commencing with the first quarter in which Nova Factor *. Notwithstanding anything herien to the contrary, shipment of multiple one does packs or multiple packages of four dose packs to a single patient shall be deemed one shipment for purposes of this Section 9.7.



* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.



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

                  (b) Nova Factor shall invoice Biogen at the end of each month for amounts due under this Section 9 with respect to Product shown on the Supply Report for such month. The amount due for any month as shown on the applicable invoice shall be the Shipment Fees due for such month less the Program Fees collected by Nova Factor during such month. All amounts due hereunder shall be payable by check to Nova Factor in United States funds. Payment by Biogen shall be due within thirty
                  (30) days from the date of the invoice."

9.2 The sixth sentence of Section 9.4 of the Distribution Agreement is amended to be and read in its entirety as follows:

                  "Nova Factor shall package and ship replacement Product in accordance with Section 4.2 for delivery within forty-eight
                  (48) hours of receipt of authorization from Biogen, provided that Nova Factor has received a copy of the applicable prescription form".

9.3 Section 22.3 of the Distribution Agreement is amended to add the following party to receive copies of notices sent to Biogen under the Distribution Agreement:

                  Biogen, Inc.
                  701 Green Valley Road
                  Suite 308
                  Greensboro, NC    27408
                  Attention: National Accounts Manager

9.4 Except as otherwise expressly set forth herein, all of the terms and conditions of the Distribution Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Addendum on the date first above written.


                                         BIOGEN, INC.

                                         By:    /s/ Mark W. Leuchtenberger
                                              --------------------------------
                                              Mark W. Leuchtenberger
                                              Vice President-Marketing and Sales


                                         By:    /s/ Darlene Romine
                                              --------------------------------
                                              Darlene Romine
                                              Director of National Accounts


                                         NOVA FACTOR, INC.

                                         By:    /s/    Randy Grow
                                              --------------------------------


                                         Title:       President
                                              --------------------------------



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